Exhibit 99.1

CORPORATE COMMUNICATIONS
Rachel Carroll
ENER1 Inc.
Phone: 212 920 3500
Email: rcarroll@ener1.com

ENER1 Announces $65 Million Capital Raise

New York, NY (September 3, 2010) – ENER1, Inc. (NASDAQ: HEV) today announced that it has agreed to sell $55 million of senior unsecured notes, together with shares of common stock and warrants, to certain investment funds, led by funds managed by Goldman Sachs Asset Management, L.P. In addition, the company also announced the sale of $10 million in senior convertible notes to strategic partner ITOCHU Corporation. This follows a $65 million investment from principal shareholder Ener1 Group in June of this year, and a $20 million investment from ITOCHU Corporation in December, 2009. The sale of the senior notes is subject to customary closing conditions, and is expected to be completed on or before September 8, 2010.

Ener1 will use these funds along with its grant from the United States Department of Energy under the American Recovery and Reinvestment Act, for general operating expenditures and to help pursue its intended manufacturing plans to install 260 MW, or capacity for 11,000 electric vehicle battery packs, at its three Indianapolis facilities.

“Ener1 has heavily invested in expanding its global manufacturing operations in response to the anticipated demand from the grid energy storage, transportation and small cell markets, allowing us to meet our growth objectives,” commented Chairman and CEO Charles Gassenheimer. “We are appreciative of the vote of confidence that our shareholders have placed in Ener1’s management team to execute its business plan.”

The principal of the notes is payable in 10 equal quarterly installments with a coupon of 8.25 percent. The first such installment is due on January 2011. The notes provide Ener1 with the option of paying principal and interest entirely in cash or, subject to the satisfaction of certain conditions, in stock, or a combination of cash and stock.

The Company is required to file a registration statement with the Securities and Exchange Commission for the resale of shares of common stock delivered in payment of principal and interest installments. JMP Securities LLC acted as the exclusive placement agent for the transaction.

Ener1 will be presenting at investor conferences in September, including the Credit Suisse Automotive and Transportation Conference, the Cowen Clean Energy Forum, the Wedbush Clean Technology and Industrial Growth Conference, the Deutsche Bank Technology Conference and the Paris Auto Show sponsored by UBS.

Exhibit 99.1

This press release shall not constitute an offer to sell or a solicitation of an offer to buy notes or any other securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ener1, Inc.

Ener1 develops and manufactures compact, high performance lithium-ion batteries to power the next generation of hybrid, plug-in hybrid and pure electric vehicles. The publicly traded company (NASDAQ: HEV) is led by an experienced team of engineers and energy system experts at its EnerDel subsidiary located in Indiana. In addition to the automobile market, applications for Ener1 lithium-ion battery technology include the military, grid storage and other growing markets. Ener1 also develops commercial fuel cell products through its EnerFuel subsidiary and nanotechnology-based materials and manufacturing processes for batteries and other applications through its NanoEner subsidiary.

Safe Harbor Statement

Certain statements made in this press release constitute forward-looking statements that are based on management's expectations, estimates, projections and assumptions. Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. All forward-looking statements speak only as of the date of this press release and the company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.
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